[logo - American Funds®]	The Investment Company of America 333 South Hope Street Los Angeles, California 90071 Phone (213) 486-9200

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

PAUL G. HAAGA, JR., Executive Vice President and Chief Executive Officer, and CARMELO SPINELLA, Treasurer and Principal Financial Officer of The Investment Company of America (the "Registrant"), each certify to the best of his knowledge that:

1)
The Registrant's periodic report on Form N-CSR for the period ended June 30, 2007 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

THE INVESTMENT COMPANY OF AMERICA	THE INVESTMENT COMPANY OF AMERICA

/s/ Paul G. Haaga, Jr.	/s/ Carmelo Spinella
Paul G. Haaga, Jr., Executive Vice President	Carmelo Spinella, Treasurer

Date: September 7, 2007	Date: September 7, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to THE INVESTMENT COMPANY OF AMERICA and will be retained by THE INVESTMENT COMPANY OF AMERICA and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.